Exhibit 32.2

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Annual Report of American States Water Company and Southern California Water Company (the “Registrant”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I McClellan Harris III, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ McClellan Harris III

McClellan Harris III
Chief Financial Officer

Date: March 23, 2004